UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2006
BACK YARD BURGERS, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12104	64-0737163
(Commission File Number)	(IRS Employer Identification No.)

1657 N. Shelby Oaks Drive, Suite 105 Memphis, Tennessee	38134-7401
(Address of Principal Executive Offices)	(Zip Code)
901-367-0888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURE

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     Back Yard Burgers, Inc. (the “Company”) previously disclosed in a Current Report on Form 8-K filed with the SEC on February 28, 2006 that the resignation of Joseph L. Weiss as a member of the Audit Committee of the Board of Directors of the Company effective February 27, 2006 caused the Company to fall out of compliance with the requirements of NASDAQ Marketplace Rule 4350(d)(2)(A). This Form 8-K is filed to disclose that, on March 1, 2006, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market, Inc. confirming that, as a result of Mr. Weiss’ resignation, the Company is not in compliance with the provisions of Nasdaq Rule 4350(d)(2)(A) and that the Company will have until the earlier of its next annual shareholder meeting or February 27, 2007 in order to regain compliance. The Company intends to elect an additional independent director to serve on its Board of Directors and Audit Committee within the applicable cure period.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 7, 2006

BACK YARD BURGERS, INC.
By:	/s/ Michael G. Webb
	Name:	Michael G. Webb
	Title:	Chief Financial Officer